UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021

MainStreet Bancshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-38817	81-2871064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10089 Fairfax Boulevard, Fairfax, VA		22030
(Address of Principal Executive Offices)		(Zip Code)

(703) 481-4567

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNSB	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock	MNSBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On July 21, 2021, the Board of Directors, upon the recommendation of the Nominating Committee, announced that, effective as of that date, the size of the Board was increased to ten members and Rafael E. DeLeon was appointed a member of the Board to fill the vacancy. Mr. DeLeon also will be a member of the Board of Directors of MainStreet Bank, the Company’s wholly owned commercial bank subsidiary.

Mr. DeLeon was appointed to serve as a director for a term to expire at the 2022 Annual Meeting of Shareholders, and, upon his election at that Annual Meeting, for a term that shall expire at the 2025 Annual Meeting of Shareholders or until his successor is elected and qualified.

Mr. DeLeon’s compensation will be consistent with the compensation of the Company’s other non-employee directors. There are no arrangements or understandings between Mr. DeLeon and any other person pursuant to which he was recommended by the Nominating Committee.

There are no transactions in which Mr. DeLeon has an interest that require or are expected to require disclosure under Item 404(a) of Regulation S-K. Mr. DeLeon is expected to be a member of the Compensation and Nominating committees.

In April 2021, Mr. DeLeon retired after an over 30-year career as a national bank examiner with the Office of the Comptroller of the Currency, most recently serving as Director of Banking Relations. In June 2021, Mr. DeLeon joined Ncontracts, LLC, a provider of integrated risk management and lending compliance solutions for the financial services industry. Mr. DeLeon was appointed Senior Vice President of Industry Engagement to oversee that company’s regulatory outreach efforts and work with its customers.

A copy of the Company’s Press Release relating to Mr. DeLeon’s appointment as director is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company, dated July 22, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANCSHARES, INC

Date: July 27, 2021	By:	/s/ Thomas J. Chmelik
Name: Thomas J. Chmelik
Title: Chief Financial Officer

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